ING INSURANCE COMPANY OF AMERICA

                              PROSPECTUS SUPPLEMENT
                            DATED SEPTEMBER 29, 2005
              TO YOUR CURRENT MODIFIED GUARANTY ANNUITY PROSPECTUS

     ----------------------------------------------------------------------


This supplement amends certain information contained in your most recent modified guaranty annuity prospectus, as supplemented. Please read it carefully and keep it with your prospectus for future reference.

In light of recent disasters caused by hurricanes in the Gulf Coast, ING Insurance Company of America will waive surrender charges related to the surrender of your Contract for those Contract Owners whose address of record was in one of the specifically identified parishes or counties at the time of the hurricanes. This waiver of surrender charges will be available for a limited period of time and is subject to certain conditions and restrictions that we will impose on a non-discriminatory basis.

IICA Katrina - 137652                                             September 2005